Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): January 25, 2008.
ALL Fuels & Energy Company
(Exact name of registrant as specified in its charter)
Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Form 8-K
ALL Fuels & Energy Company
Item 3.02.	Unregistered Sales of Equity Securities.
On January 25, 2008, we issued shares of common stock, as follows:
1.	(a)	Securities Sold. 50,000 shares of common stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of common stock were issued to one our directors, Mark W. Leonard.
	(c)	Consideration. Such shares of common stock were issued as a bonus and were valued at $30,000, in the aggregate.
(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 25, 2008, our board of directors added Mark W. Leonard to the board. Mr. Leonard is to serve until the next annual meeting of shareholders. A summary of Mr. Gann’s background follows:

Mark W. Leonard, 51, has, since 1984, owned and operated Leo-Land, Inc., a private cattle enterprise based in Holstein, Iowa. Also, from June 2004 the present, Mr. Leonard has owned and operated Ag-Com Financial, a commercial lending company based in Holstein, Iowa. From January 1998 through June 2004, Mr. Leonard served as Vice President of Union National Bank, Correctionville, Iowa. Mr. Leonard earned a B.S. degree in Animal Science from Iowa State University, Ames, Iowa.

Item 8.01.	Other Events.
In connection with the election of Mark W. Leonard to our board of directors, on January 29, 2008, we issued the press release reproduced below:
ALL Fuels & Energy Names New Director to Board

January 29, 2008 -- ALL Fuels & Energy Company (AFSE) today announced that it had named Mark W. Leonard to its board of directors. Mr. Leonard is expected to provide strong leadership to ALL Fuels & Energy.

“Mark has been a great supporter of our company since the beginning. He brings extensive agri-business experience and remarkable insight to our company,” said Dean Sukowatey, President, All Fuels & Energy Company. “Mark's participation will serve our shareholders well. Our entire board is pleased to welcome him.”

Mark W. Leonard, 51, has, since 1984, owned and operated Leo-Land, Inc., a private cattle enterprise based in Holstein, Iowa. Also, from June 2004 to the present, Mr. Leonard has owned and operated Ag-Com Financial, a commercial lending company based in Holstein, Iowa. From 1990 to June 2004, Mr. Leonard served as Vice President, Sr. Ag Lender and as Sr. Management for western Iowa Banks. Mr. Leonard is a graduate of Iowa State University, Ames, Iowa, with a B.S. degree in Animal Science. In 1987, Mr. Leonard was appointed by past-Iowa Governor Terry E. Branstad to serve as a Director of the Iowa Agricultural Development Authority, where he served 17 years, 4 years as Chairman, overseeing the Beginning Farmer Loan programs for the State of Iowa. He has also served as a Director of the National Association of Rural Rehabilitation Corporations, serving as liaison between the USDA and the Rural Economic Development groups of each state. With over 20 years of active political involvement and work on issues affecting economic development, Mr. Leonard continues to work closely with policy makers at the state and national levels.

About ALL Fuels & Energy Company
Visit the company online at: www.allfuelsandenergy.com.

ALL Fuels & Energy Company (AFSE) is a development-stage ethanol company organized to operate as an ethanol producer, focusing primarily on the production and sale of ethanol and its co-products. To date, AFSE has: obtained $2 million in private equity funding; purchased 150 acres on which to build its proposed ethanol production facility in Manchester, Iowa; signed a five-plant engineering and design agreement with Delta-T Corporation (Delta-T is a Virginia-based company with over twenty years of experience in the ethanol industry that management believes possesses superior expertise and superior technologies in the ethanol production space); engaged Natural Resources Group to handle water-related environmental matters relating to the proposed Manchester ethanol production facility; engaged Yaggy-Colby to handle air-related environmental matters relating to the proposed Manchester ethanol production facility; and investigated and become involved in the potential acquisition of one or more existing ethanol production facilities.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “expects”, “should”, “believes”, “anticipates” or words of similar import. Similarly, statements that describe AFSE’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the ability of AFSE to obtain needed financing, as well as the financial performance of AFSE, which could cause actual results to differ materially from those anticipated. Although AFSE believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release, and AFSE does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact: ALL Fuels & Energy Company, Dean Sukowatey, President, 515-331-6509; allenergycompany@gmail.com
* * * END OF PRESS RELEASE * * *

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:
Exhibit No.	Description
10.1	Indemnity Agreement, dated January 25, 2008, between ALL Fuels & Energy Company and Mark W. Leonard.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: January 29, 2008.	ALL FUELS & ENERGY COMPANY

By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President